UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
November 17, 2010
Date of report (Date of earliest event reported)
STONE ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12074	72-1235413

(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

625 E. Kaliste Saloom Road
Lafayette, Louisiana	70508

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (337) 237-0410
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On November 17, 2010, Stone Energy Corporation, a Delaware corporation (the “Company”), completed the public offering of $100 million aggregate principal amount of the Company’s 8.625% Senior Notes due 2017 (the “Senior Notes”). The Senior Notes are an additional issuance of the Company’s outstanding 8.625% Senior Notes due 2017, which it issued in January 2010 in an aggregate principal amount of $275 million. The Senior Notes are guaranteed on a senior unsecured basis by Stone Energy Offshore, L.L.C., a Delaware limited liability company and a wholly owned subsidiary of the Company (“Stone Offshore”), and by certain future restricted subsidiaries of the Company (the “Subsidiary Guarantors”). The Company received net proceeds from the offering of the Senior Notes of approximately $97.85 million, after deducting underwriting discounts and estimated expenses. The Company intends to use the net proceeds from the offering for general corporate purposes, which will include the repayment of borrowings under its senior secured bank credit facility and the payment of amounts due related to the acquisition of additional lease acreage in Appalachia.
     The Senior Notes were offered and sold under a prospectus, dated November 15, 2010, filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended, in connection with the Company’s shelf registration statement on Form S-3 (Registration No. 333-158998). The Senior Notes were issued pursuant to an indenture entered into among the Company, Stone Offshore and The Bank of New York Mellon, National Association, as Trustee (the “Trustee”) on January 26, 2010 (the “Base Indenture”), as amended and supplemented by the First Supplemental Indenture thereto dated as of January 26, 2010, among the Company, Stone Offshore and the Trustee (the “First Supplemental Indenture”).
     Other material terms of the Senior Notes, the Base Indenture and the First Supplemental Indenture are described in the prospectus supplement, dated November 15, 2010, as filed by the Company with the Commission. The Base Indenture and the First Supplemental Indenture were filed as Exhibits 4.2 and 4.3, respectively, to the Company’s current report on Form 8-K filed on January 29, 2010 and are incorporated herein by reference.
     As previously reported, on November 12, 2010, the Company and Stone Offshore entered into an underwriting agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the underwriters named therein, in connection with the underwritten public offering of the Senior Notes.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION
Date: November 23, 2010	By:	/s/ J. Kent Pierret
J. Kent Pierret
Senior Vice President, Chief Accounting Officer and Treasurer